Exhibit 10.5

Equity Pledge Agreement

This Equity Pledge Agreement (this “Agreement”) is entered into in the People’s Republic of China (the “PRC”) on January 【】, 2022, by and among the following Parties:

Party A: (“Shareholder”)

Identity Card No.: 【】

(Shareholders listed above are hereinafter referred to individually as a “Pledgor” and collectively as the “Pledgors.”)

Party B: Mofy Metaverse (Beijing) Technology Co., Ltd. (the “Pledgee”)

Registered address: 307, Floor 3, Building 17, Courtyard 1, Balizhuang Bridge Nanli, Chaoyang District, Beijing

Party C: Global Mofy (Beijing) Technology Co., Ltd. (the “Company”)

Registered address: Building A12, Xidian memory cultural and creative Town, Gaobeidian Township, Chaoyang District, Beijing

(In this Agreement, the above parties are hereinafter referred to individually as a “Party” and collectively as the “Parties.”)

WHEREAS:

(1) The Pledgors are the registered shareholders of the Company, legally holding 【xx%】 equity interest of the Company (the “Company Equity Interest”). Appendix 1 sets forth the capital contribution amount and the shareholding percentage of each Pledgor in the registered capital of the Company on the signing date of this Agreement.

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(2) The Pledgee is a wholly foreign-owned company incorporated and validly existing in accordance with laws of the PRC.

(3) The Company is a limited liability company incorporated and validly existing in accordance with laws of the PRC.

(4) In accordance with the provisions of the Exclusive Call Option Agreement entered into by and among the Parties to this Agreement on January 【】, 2022, the Pledgors shall, to the extent permitted under PRC Law, transfer all or part of its equity interests held in the Company to the Pledgee and/or any other entities or individuals designated by the Pledgee based on the Pledgee’s request.

(5) In accordance with the provisions of the Shareholder Voting Proxy Agreement (the “Entrustment Agreement”) entered into by and among the Parties to this Agreement on January 【】, 2022, the Pledgors entirely entrust the individual designated by the Pledgee to exercise all the voting rights the Pledgors have as the shareholders of the Company.

(6) In accordance with the Consultation and Service Agreement executed between the Company and the Pledgee on January 【】, 2022, the Company has exclusively engaged the Pledgee to provide relevant consultation services for it and agreed to pay corresponding service fees to the Pledgee for such consultation services.

(7) As the Pledgors’ security for the performance of the Contractual Obligations (as defined below) and the repayment of the Secured Liabilities (as defined below) by the Pledgors, the Pledgors are willing to pledge all the Company Equity Interest held by each Pledgor to the Pledgee and grant the Pledgee the right to request for repayment on first priority, and the Company agrees to such equity interest pledge arrangement.

NOW, THEREFORE, the Parties, through amicable negotiations and based on the principle of equality and mutual benefit, hereby agree as follows:

Article 1 Definitions

1.1

Unless otherwise indicated in context of this Agreement, the following terms shall be interpreted as follows.

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“Contractual Obligations” means all the contractual obligations of the Pledgors and/or the Company under the Exclusive Call Option Agreement, the Consultation and Service Agreement, the Entrustment Agreement, the Business Operation Agreement executed by the Parties on January 【】, 2022 and all the contractual obligations of the Pledgors and the Company under this Agreement.

“Secured Liabilities” means all the direct, indirect and consequential losses and loss of foreseeable profits suffered by the Pledgee due to any Event of Default (as defined below) on the part of the Pledgors and/or the Company. The basis for determining the amount of such losses includes but is not limited to the reasonable commercial plan and profit forecast of the Pledgee, and all the expenses incurred by the Pledgee to enforce the performance by the Pledgors and/or the Company of their Contractual Obligations.

“Transaction Documents” means the Exclusive Call Option Agreement, the Entrustment Agreement, the Business Operation Agreement and the Consultation and Service Agreement.

“Event of Default”: means the Pledgors’ violation of any Contractual Obligations under the Exclusive Call Option Agreement, the Business Operation Agreement, the Entrustment Agreement and/or this Agreement, and the Company’s violation of any Contractual Obligations under the Exclusive Call Option Agreement, the Business Operation Agreement, the Entrustment Agreement, the Consultation and Service Agreement and/or this Agreement.

“Pledged Equity Interest” means all of the Company Equity Interest lawfully owned by the Pledgors and to be pledged to the Pledgee in accordance with this Agreement as security for the performance of the Contractual Obligations by the Pledgors and the Company (see Appendix 1) for the specific Pledged Equity Interest of each Pledgor, and the increased capital contribution amount and dividend as provided in Article 2.6 and Article 2.7 of this Agreement.

“PRC” means the People’s Republic of China, for the purpose of this Agreement only, excluding the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan.

“PRC Law” means the then-effective laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding regulatory documents of the PRC.

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1.2.

Any reference to any PRC Law in this Agreement shall be deemed (1) to include references to the amendments, changes, supplements and restatement of such PRC Law, irrespective of whether they take effect before or after the execution of this Agreement, and (2) to include the references to other decisions, notices and regulations enacted in accordance therewith or effective as a result thereof.

1.3

Unless otherwise specified in the context herein, any reference to an Article, clause, item or paragraph in this Agreement shall refer only to the corresponding part of this Agreement.

Article 2 Pledge of Equity Interest

2.1

The Pledgors hereby agree to pledge the Pledged Equity Interest, which they lawfully own and are entitled to dispose of, to the Pledgee in accordance with the provisions of this Agreement as the security for the performance of the Contractual Obligations and the discharge of the Secured Liabilities, if any. The Company hereby agrees to the Pledgors’ pledge of the Pledged Equity Interest to the Pledgee in accordance with the provisions of this Agreement. Specifically, on the date of execution of this Agreement, the Pledgors pledge their equity collectively accounting for 【xx%】 of the Company’s registered capital to the Pledgee.

2.2

The Pledgors undertake to be responsible for registering the equity interest pledge arrangement (the “Equity Pledge”) under this Agreement on the Company’s register of shareholders immediately upon the execution date of this Agreement. The Company undertakes that it will do its best to cooperate with the Pledgors to complete the registration with authorities of industry and commerce under this Article. The equity pledge under this Agreement shall be established on the date when the pledge is registered with the registration authorities of industry and commerce where the Company registers. The Pledgors shall provide the Pledgee with evidence of the registration of the Equity Pledge on the register of shareholders in a form satisfactory to the Pledgee and shall, after the registration of the Equity Pledge is completed and as required by the Pledgee, provide the Pledgee with the pledge certificates issued by the administration of industry and commerce in form to the satisfaction of the Pledgee.

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2.3

During the valid term of this Agreement, unless directly attributable to the Pledgee’s willful misconduct or the Pledgee’s gross negligence in relation to the performance of this Agreement and/or the transactions related hereto, the Pledgee shall in no way be held liable for any reduction in the value of the Pledged Equity Interest, and the Pledgors shall have no right to claim any compensation against the Pledgee.

2.4

Without breaching the provisions of Article 2.3 above, if there is any probability that the value of the Pledged Equity Interest will notably reduce in such a way as to jeopardize the rights of the Pledgee, the Pledgee may at any time auction or sell the Pledged Equity Interest on behalf of the Pledgors, and may reach agreement with the Pledgors to use the proceeds from such auction or sales to prepay the Secured Liabilities or to deposit such proceeds with the notary office in the place where the Pledgee is domiciled (all expenses so incurred shall be borne by the Pledgee). Further, if requested by the Pledgee, the Pledgors shall offer additional security interest over other property for the Secured Liabilities.

2.5

Upon the occurrence of any Event of Default, the Pledgee has the right to dispose of the Pledged Equity Interest in accordance with Article 4 of this Agreement.

2.6

The Pledgors shall not increase the registered capital of the Company without the Pledgee’s prior consent. The increased capital contribution amount of the Pledgors in the registered capital of the Company as a result of such capital increase of the Company shall be a part of the Pledged Equity Interest.

2.7

No dividend or capital bonus on the Pledged Equity Interest shall be distributed to the Pledgors without the Pledgee’s prior written consent. The Pledgors agree that during the term of pledge, the Pledgee has the right to collect any dividend or capital bonus out of the Pledged Equity Interest. The Company shall pay such amount into the bank account designated by the Pledgee.

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Article 3 Release of Pledge

3.1

After the Pledgors and the Company have fully and completely performed all of the Contractual Obligations and discharged all of the Secured Liabilities, the Pledgee shall, upon the Pledgors’ request, release the Equity Pledge under this Agreement and cooperate with the Pledgors to go through the formalities to cancel the registration of the Equity Pledge on the Company’s register of shareholders and with the administration of industry and commerce in charge of the Company. The reasonable fees incurred in connection with such release shall be borne by the Pledgee.

Article 4 Disposal of Pledged Equity Interest

4.1

The Parties agree that if any Event of Default occurs, the Pledgee has the right to exercise, upon giving a written notice to the Pledgors, all of the remedial rights and powers that it is entitled to under PRC Law, the Transaction Documents and the provisions of this Agreement, including but not limited to being compensated in first priority with proceeds from auctions or sales of the Pledged Equity Interest. The Pledgee shall not be liable for any loss caused by its reasonable exercise of such rights and powers.

4.2

The Pledgee has the right to delegate in writing to its legal counsels or other agents to exercise all or any part of its rights and powers above, and neither the Pledgors nor the Company may oppose such actions.

4.3.

The Pledgee has the right to deduct the reasonable expenses actually incurred from its exercise of all or any part of its rights and powers set forth above from the proceeds gained from its exercise of such rights and powers.

4.4

The proceeds gained from the Pledgee’s exercise of its rights and powers shall be settled in the following order of priority:

(a)

pay all expenses arising out of the disposal of the Pledged Equity Interest and the Pledgee’s exercise of its rights and powers (including the remuneration paid to its legal counsels and agents);

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(b)

pay all taxes and charges payable owed in relation to the disposal of the Pledged Equity Interest; and

(c)

repay the Secured Liabilities to the Pledgee.

If there is any balance remaining after the payment of the above amounts, the Pledgee shall return the balance to the Pledgors or any other person entitled to such amount pursuant to relevant laws and regulations, or deposit such amount with the notary office in the place where the Pledgee is domiciled (all expenses so incurred shall be borne by the Pledgee).

4.5.

The Pledgee has the discretion to, simultaneously or separately, exercise any remedies it may be entitled to in relation to any Event of Default. The Pledgee may exercise its rights to auction or sell the Pledged Equity Interest under this Agreement without first exercising any other remedy that may be available in an event of default.

Article 5 Costs and Expenses

5.1

All actual expenses related to the creation of the Equity Pledge under this Agreement, including but not limited to, stamp duty, any other taxes, and all legal fees shall be assumed as incurred by each respective Party.

Article 6 Continuity and No Waiver

6.1

The Equity Pledge created under this Agreement is a continuing assurance, which shall be valid until the Contractual Obligations are fully performed or the Secured Liabilities are fully discharged. Neither waiver or grace period of any event of default of the Pledgors given by the Pledgee, nor the Pledgee’s late exercise of any of its rights under the Transaction Documents and this Agreement, shall affect the rights of the Pledgee pursuant to this Agreement, the Transaction Documents or the relevant PRC Law as it may require at any time thereafter the Pledgors’ strict implementation of the Transaction Documents and this Agreement, or the rights the Pledgee is entitled to with respect to the Pledgors’ subsequent breach of the Transaction Documents and/or this Agreement.

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Article 7 Pledgors’ Representations and Warranties

The Pledgors hereby severally and jointly represent and warrant to the Pledgee as follows:

7.1.

Each of the Pledgors is a PRC citizen with full legal capacity, having full civil rights and powers to execute this Agreement and assume the legal obligations in accordance with this Agreement.

7.2

All the reports, documents and information related to the Pledgors and all the matters required under this Agreement that the Pledgors provided to the Pledgee prior to the effectiveness of this Agreement are true and accurate in all material respects as of the effectiveness of this Agreement.

7.3

All the reports, documents and information related to the Pledgors and all the matters required under this Agreement to be provided by the Pledgors to the Pledgee after the effectiveness of this Agreement will be true and valid in all material aspects at the time when they are provided.

7.4.

Upon the effectiveness of this Agreement, each of the Pledgors is the sole legal owner of the Pledged Equity Interest. There are no pending disputes whatsoever concerning the ownership of the Pledged Equity Interest. The Pledgors are entitled to dispose of the Pledged Equity Interest or any part thereof.

7.5

Except the encumbrance set on the Pledged Equity Interest under this Agreement and the rights created under the Transaction Documents, there are no other encumbrance or third party rights over the Pledged Equity Interest.

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7.6

The Pledged Equity Interest can be legally pledged and transferred, and the Pledgors have full rights and powers to pledge the Pledged Equity Interest to the Pledgee in accordance with the provisions of this Agreement.

7.7

This Agreement, upon due execution by the Pledgors, constitutes the lawful, valid and binding obligations of the Pledgors after the signing of this Agreement.

7.8

Any approvals, permits, waivers and authorizations by any third party, or any required governmental approvals, permits and waivers or any registration or filing formalities with any government authorities (if legally required), which are required with respect to the execution and performance of this Agreement and the Equity Pledge under this Agreement, have been obtained or completed (subject to Article 2.2), and will be fully effective during the term of this Agreement.

7.9.

Each Pledgor’s execution and performance of this Agreement does not violate or conflict with any laws applicable thereto, any agreement to which it is a party or by which its assets are bound, or any court adjudication, any arbitration award or any decision of administrative authorities.

7.10

The pledge under this Agreement constitutes a first priority encumbrance over the Pledged Equity Interest.

7.11

All taxes and expenses payable for obtaining the Pledged Equity Interest have been paid by the Pledgors in full.

7.12

There is no pending or, to the knowledge of the Pledgors, threatened litigation, legal process or demand by any court or any arbitral tribunal against the Pledgors, or their property, or the Pledged Equity Interest, nor is there any pending or, to the knowledge of the Pledgors, threatened litigation, legal process or demand by any government authority or any administration authority against the Pledgors, or their property, or the Pledged Equity Interest, which is of material or detrimental effect on the economic status of the Pledgors or their capability to perform the obligations hereunder and the Secured Liabilities.

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7.13

The Pledgors hereby undertake to the Pledgee that the above representations and warranties will all be true and accurate and be fully complied with under any circumstance and at all times before the Contractual Obligations are due to be performed in full or the Secured Liabilities are discharged in full.

7.14

If the Company is required to be dissolved or liquidated as per compulsory provisions of applicable laws, any interest distributed to the Pledgors according to law upon completion of legal dissolution or liquidation of the Company shall be presented to the Pledgee or the entity/individual designated by the Pledgee to the extent not in violation of the PRC Law.

Article 8 Company’s Representations and Warranties

The Company represents and warrants to the Pledgee as follows:

8.1

The Company is a limited liability company duly registered and lawfully existing under the laws of the PRC with independent legal person status, and can be an independent party to a lawsuit.

8.2

All the reports, documents and information related to the Pledged Equity Interest and all the matters required under this Agreement which the Company provided to the Pledgee prior to the effectiveness of this Agreement are true and accurate in all material respects as of the effectiveness of this Agreement.

8.3

All the reports, documents and information related to the Pledged Equity Interest and all the matters required under this Agreement to be provided by the Company to the Pledgee after the effectiveness of this Agreement will be true and valid in all material aspects at the time when they are provided.

8.4

This Agreement, upon due execution by the Company, constitutes the lawful, valid and binding obligations of the Company.

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8.5

The Company has full internal corporate power and authorization to execute and deliver this Agreement and all other documents related to the transaction contemplated in this Agreement and to be executed by it. It has full power and authorization to complete the transaction contemplated in this Agreement.

8.6

There is no pending or, to the knowledge of the Company, threatened litigation, legal process or demand by any court or any arbitral tribunal against the Company, or its property, or the Pledged Equity Interest, nor is there any pending or, to the knowledge of the Company, threatened litigation, legal process or demand by any government authority or any administration authority against the Company, or its property, or the Pledged Equity Interest, which is of material or detrimental effect on the economic status of the Company or its capability to perform the obligations hereunder and the Secured Liabilities.

8.7

The Company hereby agrees to assume the joint and several liability to the Pledgee with respect to the representations and warranties made by the Pledgors under Article 7.4, Article 7.5, Article 7.6, Article 7.8 and Article 7.10 of this Agreement.

8.8

The Company hereby undertakes to the Pledgee that the above representations and warranties will all be true and accurate and be fully complied with under any and all circumstances and at any time up until the Contractual Obligations are performed in full and the Secured Liabilities are discharged in full.

8.9

If the Company is required to be dissolved or liquidated as per compulsory provisions of the PRC Law, the Company assets shall be sold to the Pledgors or qualified entities/individuals designated by the Pledgors at the lowest price permitted by the then-effective PRC Law in accordance with the PRC Law.

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Article 9 Pledgors’ Undertakings

The Pledgors hereby severally and jointly undertake to the Pledgee as follows:

9.1

Without the prior written consent of the Pledgee, the Pledgors shall not create, or allow to be created, any new pledge or any other security interest over the Pledged Equity Interest. Any pledge or other security interest created over all or any part of the Pledged Equity Interest without the prior written consent of the Pledgee shall be invalid.

9.2

Without the prior written notice to and the prior written consent of the Pledgee, the Pledgors shall not transfer the Pledged Equity Interest and all activities of the Pledgors to transfer the Pledged Equity Interest shall be invalid. The proceeds obtained from the Pledgors’ transfer of the Pledged Equity Interest shall be used first to prepay the Secured Liabilities to the Pledgee or to be deposited with a third party as agreed with the Pledgee.

9.3

In the event of the occurrence of any lawsuit, arbitration or other claim which may have an adverse effect on the interests of the Pledgors or the Pledgee under the Transaction Documents and this Agreement or on the Pledged Equity Interest, the Pledgors undertake to notify the Pledgee in writing as soon as possible and in a timely manner, and, as reasonably required by the Pledgee, to take all necessary measures to ensure that the Pledgee secures and maintains all rights, title and interest to the Pledged Equity Interest.

9.4.

The Pledgors undertake to complete the registration formalities to extend the business term of the Company three months before the expiration of the business term of the Company so as to continue the effect of this Agreement.

9.5

The Pledgors shall not take, or allow to be taken, any activity or action which may have an adverse effect on the Pledgee’s interest under the Transaction Documents and this Agreement or on the Pledged Equity Interest. The Pledgors waive the right of first refusal to purchase the Pledged Equity Interest when the Pledgee realizes its pledge rights.

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9.6

The Pledgors shall, after signing this Agreement, use their best efforts and take all necessary measures to register the Equity Pledge under this Agreement with the relevant administration of industry and commerce as soon as possible, and the Pledgors undertake to, as reasonably required by the Pledgee, take all necessary measures and execute all necessary documents (including but not limited to any agreement supplemental to this Agreement) to ensure the exercise and realization of the transfer of all rights, title and interest to the Pledged Equity Interest.

9.7

When the right of pledge of the Pledged Equity Interest is exercised under this Agreement, the Pledgors shall undertake to take all measures to complete such transfer.

9.8

The Pledgors shall ensure that the convening process, voting methods and resolutions of the shareholders meetings and board meetings of the Company convened for the purpose of the exercise of the right of pledge under this Agreement shall not be in conflict with the laws, administrative regulations or the articles of association of the Company.

Article 10 Company’s Undertakings

10.1

If any third party approval, permit, waiver or authorization, or any required governmental approval, permit or waiver, or any registration or filing formalities with any government authorities (if legally required) is required to be obtained or completed for the execution and performance of this Agreement and for the Equity Pledge under this Agreement, the Company shall endeavor to assist the Parties in obtaining it and keeping it fully effective during the valid term of this Agreement.

10.2

Without the prior written consent of the Pledgee, the Company shall not cooperate to establish or permit to establish any new pledge or any other encumbrance on the Pledged Equity Interest.

10.3

Without the prior written consent of the Pledgee, the Company shall not cooperate to transfer or permit to transfer the Pledged Equity Interest.

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10.4

In the event of the occurrence of any lawsuit, arbitration or other claim which may have an adverse effect on the Company, the Pledged Equity Interest or the Pledgee’s interest under the Transaction Documents and this Agreement, the Company undertakes to notify the Pledgee in writing as soon as possible and in a timely manner, and, as reasonably required by the Pledgee, to take all necessary measures to ensure the pledge interest of the Pledgee over the Pledged Equity Interest.

10.5

The Company undertakes to complete the registration formalities to extend its business term three months before the expiration of its business term so as to continue the effect of this Agreement.

10.6

The Company shall not take, or allow to be taken, any activity or action which may have an adverse effect on the Pledgee’s interest under the Transaction Documents and this Agreement or on the Pledged Equity Interest, including but not limited to any activity or action restricted under Article 9.

10.7

The Company shall, in the first month of each calendar quarter, provide the Pledgee with the financial statements of the Company for the immediately preceding calendar quarter, including but not limited to the balance sheet, the profit and loss statements and the cash flow statements.

10.8

The Company undertakes to, as reasonably required by the Pledgee, take all necessary measures and execute all necessary documents (including but not limited to any agreement supplemental to this Agreement) to ensure the exercise and realization of the transfer of the Pledged Equity Interest to the Pledgee.

10.9

At such time as the exercise of the right of pledge under this Agreement results in the transfer of any Pledged Equity Interest, the Company undertakes to take all measures to ensure completion of such transfer.

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Article 11 Change of Circumstances

11.1

As a supplement to and not with the intent of conflicting with the Transaction Documents or other provisions of this Agreement, if at any time, due to the promulgation of or change in any PRC Law, regulations or rules , or the change in interpretation or application of such laws, regulations or rules, or the change of relevant registration procedures, the Pledgee believes that it is illegal or in conflict with such laws, regulations and rules to keep this Agreement effective, to keep the right of pledge under this Agreement effective and/or to dispose of the Pledged Equity Interest in accordance with this Agreement, the Pledgors and the Company shall promptly take any and all actions and/or execute any agreements or other documents upon written instruction by the Pledgee and as reasonably required by the Pledgee, so as to:

(a)

keep this Agreement and the right of pledge under this Agreement effective;

(b)

facilitate the disposal of the Pledged Equity Interest in accordance with this Agreement; and/or

(c)

keep or realize the security created or intended by this Agreement.

Article 12 Effectiveness, Termination and Term of this Agreement

12.1

This Agreement shall come into effect upon execution by each of the Parties on the date first written above.

12.2

The term of this Agreement shall end upon the full performance of the Contractual Obligations or the full discharge of the Secured Liabilities.

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Article 13 Notices

13.1

Any notice, request, demand and other correspondence required by this Agreement or made in accordance with this Agreement shall be made in written form and delivered to the following address in person, by fax, telegram, telex, email, registered mail (postage paid) or express mail.

To the Pledgors:

Address:

Email:

To the Pledgee: Mofy Metaverse (Beijing) Technology Co., Ltd.

Address:

Email:

To the Company: Global Mofy (Beijing) Technology Co., Ltd.

Address:

Email:

13.2

If any such notice or other correspondence is transmitted by fax, telegram, telex or email, it shall be treated as delivered immediately upon transmission; if delivered in person, it shall be treated as delivered at the time of delivery; if delivered by registered mail or express mail, it shall be treated as delivered three (3) days after posting.

Article 14 Miscellaneous

14.1

This Agreement is written in English and translated into Chinese. In the event of any discrepancy between the two versions, the English version shall prevail. This Agreement is made with Four (4) original copies, with one (1) original to be retained by each Party hereto. One (1) original is to be used for the application to the local Administration of Industry and Commerce in charge of the Company for registration of the Equity Pledge under this Agreement.

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14.2

The execution, validity, performance, revision, interpretation and termination of this Agreement and the resolution of any dispute arising from this Agreement shall be governed in accordance with the laws of the PRC.

14.3

Should any dispute arise in connection with construction or performance of any provision under this Agreement, the Parties shall seek in good faith to resolve such dispute through negotiations. If the negotiations fail, any of the Parties may submit the dispute to the China International Economic and Trade Arbitration Commission (CIETAC) for arbitration in Beijing in accordance with CIETAC’s arbitration rules then in effect at the time of applying for arbitration, and the language of arbitration shall be in Chinese. The arbitration award shall be final and binding on each of the Parties.

14.4

None of the rights, powers or remedies granted to any Party by any provision herein shall preclude any other rights, powers or remedies available to such Party at law and under the other provisions of this Agreement. In addition, a Party’s exercise of any of its rights, powers and remedies shall not exclude such Party from exercising any of its other rights, powers and remedies.

14.5

No failure or delay by a Party in exercising any rights, powers and remedies available to it hereunder or at law (“Such Rights”) shall result in a waiver thereof, nor shall the waiver of any single or part of Such Rights shall exclude such Party from exercising Such Rights in any other way and exercising other rights of such Party.

14.6

Each term contained herein shall be severable and independent from each of the other terms. In case any term herein becomes all or partly invalid or unenforceable due to violation of law or governmental regulations or other reasons, the affected part of such term shall be considered to have been removed, provided that the removal of the affected part of such term shall not affect the legal effect of the remaining part of such term or other terms herein. The Parties shall conclude new terms through consultations to replace such invalid or unenforceable terms.

14.7

The headings in this Agreement are written for ease of reference only and in no event shall they affect the interpretation of any terms of this Agreement.

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14.8

Any amendments or supplements to this Agreement shall be made in writing. Except for any assignment by the Pledgee of its rights hereunder according to Article 14.1, the amendments or supplements to this Agreement shall take effect only upon the due execution by the Parties to this Agreement. If any amendments or supplements to this Agreement legally require any approval of and/or any registration or filing with any government authority, the Parties shall obtain such approval and/or complete such registration or filing in accordance with law.

14.9

Matters not covered in this Agreement shall be determined by the Parties separately through consultation.

14.10

This Agreement constitutes all agreements reached by the Parties on the subject matter of the cooperation project, and supersedes any previous or concurrent oral and written agreement, understanding and correspondence relevant to the subject matter of the cooperation project between the Parties. Unless specifically provided herein, there is no other explicit or implicit obligation or covenant between the Parties.

14.11

The Pledgors or the Company shall not transfer any of its rights and/or obligations under this Agreement to any third party without prior written consent of the Pledgee. To the extent not in contravention of the PRC Laws, the Pledgee may, upon written notice to the Pledgors and the Company, transfer any of its rights and/or obligations under this Agreement to any third party designated by it.

14.12

When the Pledgee exercises its right of pledge to the Pledged Equity Interest pursuant to the provisions hereof, the amount of the Secured Liabilities determined by the Pledgee at its own discretion shall be regarded as the conclusive evidence of the Secured Liabilities hereunder.

14.13

Upon execution of this Agreement, each Pledgor shall sign a Power of Attorney (in the form set out in Appendix hereto, the “Power of Attorney”) to authorize any person designated by the Pledgee to sign on the Pledgors’ behalf according to the terms of this Agreement, any and all legal documents necessary for the exercise of the Pledgee’s rights hereunder. Such Power of Attorney shall be delivered to the Pledgee to keep in custody and, when necessary and as needed, the Pledgee may at any time submit the Power of Attorney to the relevant government authority.

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14.14

This Agreement shall be binding upon the legal successors or assigns of the Parties.

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[Signature Page of Equity Pledge Agreement]

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IN WITNESS WHEREOF, the following Parties have executed this Agreement on the date and at the place first above written.

Shareholders:

Mofy Metaverse (Beijing) Technology Co., Ltd. (Seal)

Authorized Representative (Signature):
Name:

Global Mofy (Beijing) Technology Co., Ltd. (Seal)

Authorized Representative (Signature):
Name:

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